Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

June 30, 2014,

among

RETROPHIN, INC.,
as the Borrower

THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

TABLE OF CONTENTS
_________________

i

EXHIBITS:

Exhibit A	Guarantee and Collateral Agreement Supplement

Exhibit B	Copyright Security Agreement

Exhibit C	Patent Security Agreement

Exhibit D	Trademark Security Agreement

Exhibit E	Perfection Certificate

Exhibit F	Issuer Control Agreement

Exhibit G	Securities Account Control Agreement

ii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT dated as of June 30, 2014, among RETROPHIN, INC., a Delaware corporation (the “Borrower”), the GUARANTORS party hereto and U.S. Bank National Association, as Collateral Agent for the benefit of the Secured Parties.

WHEREAS, the Borrower is entering into the Credit Agreement described in Section 1 hereof, pursuant to which the Borrower intends to borrow Loans for the purposes set forth therein;

WHEREAS, the Borrower is willing to secure its obligations under the Credit Agreement by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Borrower is willing to cause certain of its Domestic Subsidiaries to guarantee the foregoing obligations of the Borrower and to secure its guarantee thereof by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Lenders are not willing to make Loans under the Credit Agreement unless (i) the foregoing obligations of the Borrower are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on assets of the relevant Guarantor as provided in the Security Documents; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

(a)      Terms Defined in Credit Agreement.  Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section 1 have, as used herein, the respective meanings provided for therein.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

(b)      Terms Defined in UCC.  As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Customer	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
Fixtures	9-102
General Intangibles	9-102
Goods	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Uncertificated Security	8-102

(c)      Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Cash Collateral Account” has the meaning set forth in Section 9.

“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” has the meaning set forth in Section 3(a); provided that it is understood and agreed that the Collateral shall not include the Excluded Assets.

“Collateral Accounts” shall mean the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contingent Obligation” shall mean, at any time, any Obligation (or portion thereof) that is contingent in nature at such time, including any Obligation that is:

(i)        any other obligation (including any guarantee) that is contingent in nature at such time; or

(ii)        an obligation to provide collateral to secure any of the foregoing types of obligations.

“Control” shall have the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.

“Controlled Deposit Account” shall mean a Deposit Account that is subject to a Deposit Account Control Agreement.

“Controlled Securities Account” shall mean a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Grantor, the Collateral Agent and such Securities Intermediary.

“Copyright License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

“Copyrights” shall mean all the following (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including the copyright registrations and copyright applications described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean a Copyright Security Agreement, substantially in the form of Exhibit B (with any changes that the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Credit Agreement” shall mean the Credit Agreement dated as of the date hereof among the Borrower, the lenders that are parties thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent.

“Deposit Account Control Agreement” shall mean, with respect to any Deposit Account of any Grantor, a Deposit Account Control Agreement among such Grantor, the Collateral Agent and the relevant Depositary Bank in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders.

“Depositary Bank” shall mean a bank at which a Controlled Deposit Account is maintained.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is not a Foreign Subsidiary.

“Equity Interest” means (i) in the case of a corporation, any shares of its Capital Stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Excluded Assets” shall mean, collectively, (i) each Excluded Account; (ii) any permit or license or any other Contractual Obligation entered into by any Grantor (a) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation, (b) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon or (c) to the extent that a Lien thereon would give any other Person other than the Borrower and its Affiliates a legally enforceable right to terminate such permit, license or Contractual Obligation, but only, with respect to the prohibition or legally enforceable right to terminate in each of (a), (b) and (c), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a Capitalized Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capitalized Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such Property, (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (v) all vehicles covered by a certificate of title law of any state, (vi) other assets subject to certificates of title, Letter-of-Credit Rights (other than those that constitute supporting obligations as to other Collateral) with a value of less than $500,000 and Commercial Tort Claims with a value of less than $500,000, (vii) any owned Real Property with a Fair Market Value of less than $1,000,000, (viii) all Excluded Swap Obligations, (ix) all leaseholds, and (x) Equity Interests in (x) any Excluded Domestic Subsidiary and (y) any Excluded Foreign Subsidiary to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such Excluded Foreign Subsidiary, (xi) any United States “intent-to-use” Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such application under applicable federal law   and (xii) those assets as to which the Majority Lenders and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantee” shall mean, with respect to each Guarantor, its guarantee of the Obligations under Section 2 hereof or Section 1 of a Guarantee and Collateral Agreement Supplement.

“Guarantee and Collateral Agreement Supplement” shall mean a Guarantee and Collateral Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 21 and/or adding additional property to the Collateral.

“Guarantors” shall mean each Domestic Subsidiary listed on the signature pages hereof under the caption “Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 21; provided that no AcquisitionCo Subsidiary shall be a Guarantor so long as the prohibition on such AcquisitionCo Subsidiary providing the Guarantee remains in effect in the relevant Non-Recourse Indebtedness documentation.

“Intellectual Property” shall mean any and all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, and all rights to sue for any infringement, misappropriation or any violation of, and all income, royalties, damages and payments due or payable with respect to, any of the foregoing.

“Intellectual Property Filing” shall mean (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” shall mean a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Issuer Control Agreement” shall mean an Issuer Control Agreement substantially in the form of Exhibit F (with any changes that the Collateral Agent shall have approved).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Mortgage” shall mean a mortgage or deed of trust in form reasonably satisfactory to the Collateral Agent and the Majority Lenders in each case creating a Lien on real property in favor of the Collateral Agent (or a sub-agent appointed pursuant to Section 19(b)) for the benefit of the Secured Parties and with such changes in the form thereof as the Collateral Agent and the Majority Lenders shall reasonably request for the purpose of conforming to local practice for similar instruments in the jurisdiction where such real property is located.

“Non-Contingent Obligation” shall mean at any time any Obligation (or portion thereof) that is not a Contingent Obligation at such time.

“Obligations” shall mean the Loan Obligations; provided that the Obligations shall not include any Excluded Swap Obligation.

“Original Grantor” shall mean any Grantor that grants a Lien on any of its assets hereunder on the Closing Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Patent License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

“Patents” shall mean (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including the issued patents and pending patent applications described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Patent Security Agreement” shall mean a Patent Security Agreement, substantially in the form of Exhibit C (with any changes that the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Perfection Certificate” shall mean, with respect to any Grantor, a certificate substantially in the form of Exhibit E (with any changes that the Collateral Agent shall have approved), completed and supplemented with the schedules contemplated thereby to the satisfaction of the Majority Lenders, and signed by an officer of such Grantor.

“Personal Property Collateral” shall mean all property included in the Collateral except Real Property Collateral.

“Pledged”, when used in conjunction with any type of asset, shall mean at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.  For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Post-Petition Interest” shall mean any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Grantors (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” shall mean all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Real Property Collateral” shall mean all real property (including leasehold interests in real property) included in the Collateral.

“Recordable Intellectual Property” shall mean (i) any Patent registered or Patent application pending with the United States Patent and Trademark Office, (ii) any Trademark registered or Trademark application pending with the United States Patent and Trademark Office, (iii) any Copyright registered or Copyright application pending with the United States Copyright Office and any exclusive Copyright License with respect to a Copyright so registered or applied for and (iv) all rights in or under any of the foregoing.

“Release Conditions” shall mean the following conditions for releasing all the Guarantees and terminating all the Transaction Liens:

(i)        all Non-Contingent Obligations shall have been paid in full; and

(ii)        no Contingent Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.

“Secured Agreement”, when used with respect to any Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a Guarantor and/or rights of the holder with respect to such Obligation.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Securities Account Control Agreement” shall mean, when used with respect to a Securities Account, a Securities Account Control Agreement among the relevant Securities Intermediary, the relevant Grantor and the Collateral Agent substantially in the form of Exhibit G, or otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders.

“Security Documents” shall mean the “Collateral Documents” as defined in the Credit Agreement and shall include, without limitation, this Agreement, the Guarantee and Collateral Agreement Supplements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Mortgages, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Loan Documents.

“Software” shall mean all (i) computer programs and supporting information provided in connection with a transaction relating to the program and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the good and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Swap Obligations” shall mean, with respect to any Grantor, any obligation of such Grantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a (47) of the Commodity Exchange Act.

“Trademark License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, whether registered or not, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including the trademark registrations and trademark applications described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Trademark Security Agreement” shall mean a Trademark Security Agreement, substantially in the form of Exhibit D (with any changes that the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the and Collateral Agent for the benefit of the Secured Parties.

“Transaction Liens” shall mean the Liens granted by the Grantors under the Security Documents.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

SECTION 2.  Guarantees by Guarantors.

(a)      Guarantees.  Each Guarantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise).  If the Borrower fails to pay any Obligation punctually when due, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.

(b)      Guarantees Unconditional.  The obligations of each Guarantor under its Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)      any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;

(ii)      any modification or amendment of or supplement to any Secured Agreement;

(iii)                 any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;

(iv)                 any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;

(v)      the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, any Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)                 any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by the Borrower, any other Guarantor or any other Person; or

(vii)                 any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense (other than defense of payment in full in Cash) to any obligation of any Guarantor hereunder.

(c)           Release of Guarantees.  (i) All the Guarantees will be released when all the Release Conditions are satisfied.  If at any time any payment of an Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(ii)      If all the Capital Stock of a Guarantor or all the assets of a Guarantor are sold to a Person other than another Loan Party in a transaction permitted by the Credit Agreement (any such sale, a “Sale of Guarantor”), the Collateral Agent shall release such Guarantor from its Guarantee.  Such release shall not require the consent of any Secured Party, and the Collateral Agent shall be fully protected in relying on a certificate of the Borrower as to whether any particular sale constitutes a Sale of Guarantor.

(iii)                 In addition to any release permitted by subsection (ii) above, the Collateral Agent may release any Guarantee with the prior written consent of the Majority Lenders; provided that any release of all or substantially all the Guarantees shall require the consent of all the Lenders.

(d)      Waiver by Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other Person.

(e)      Subrogation.  A Guarantor that makes a payment with respect to an Obligation hereunder shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation against the Borrower, or by reason of contribution against any other Guarantor of such Obligation, until all the Release Conditions have been satisfied.

(f)      Stay of Acceleration.  If acceleration of the time for payment of any Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent (acting at the direction of the Majority Lenders).

(g)      Right of Setoff. If any Obligation is not paid promptly when due, each of the Secured Parties and their respective Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Guarantee, irrespective of whether or not such Secured Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Secured Party under this subsection (g) are in addition to all other rights and remedies (including other rights of setoff) that such Secured Party may have.

(h)      Continuing Guarantee.  Each Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent (acting at the direction of the Majority Lenders) or the Secured Parties.  If all or part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights under each Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

(i)      Limitation on Obligations of Subsidiary Guarantor.  The obligations of each Subsidiary Guarantor under its Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

SECTION 3.  Grant of Transaction Liens.

(a)      The Borrower, in order to secure the Obligations, and each Guarantor listed on the signature pages hereof, in order to secure its Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(i)      all Accounts;

(ii)      all Chattel Paper;

(iii)     all cash and Deposit Accounts;

(iv)     all Documents;

(v)      all Equipment (including, without limitation, all machinery, tractors, trailers, rolling stock and vehicles now owned or hereafter acquired by such Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto);

(vi)     all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

(vii)    all Instruments;

(viii)   all Inventory;

(ix)      all Investment Property;

(x)       the Commercial Tort Claims described in Schedule 3;

(xi)      all Letter-of-Credit Rights;

(xii)     all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;

(xiii)    such Grantor’s ownership interest in (w) its Collateral Accounts, (x) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (y) all cash held in its Collateral Accounts from time to time and (z) all other money in the possession of the Collateral Agent;

(xiv)    all other Goods (including but not limited to Fixtures) and personal property of such Grantor, whether tangible or intangible;

(xv)     all computer records, whether relating to the foregoing Collateral or otherwise; and

(xvi)    all Proceeds of the Property described in the foregoing clauses (i) through (xv);

provided that the Collateral shall not include the Excluded Assets.  Each Grantor shall, upon request of the Collateral Agent (made at the direction of the Majority Lenders), use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable.

(b)      With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in i) any Supporting Obligation that supports such payment or performance and ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)      The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  General Representations and Warranties. Each Grantor represents and warrants that:

(a)      Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b)      With respect to each Original Grantor, Schedule 1 lists all Equity Interests in subsidiaries and Affiliates owned by such Grantor as of the Closing Date.  Such Grantor holds all such Equity Interests directly (i.e., not through a subsidiary, a Securities Intermediary or any other Person) and in the amounts as specified on Schedule 1.

(c)      With respect to each Original Grantor, Schedule 2 lists, as of the Closing Date, (x) all Securities owned by such Grantor (except Securities evidencing Equity Interests in subsidiaries and Affiliates) and (y) all Securities Accounts to which Financial Assets are credited in respect of which such Grantor owns Security Entitlements.

(d)      Such Grantor owns no Commodity Account in respect of which such Grantor is the Commodity Customer.

(e)      All shares of Capital Stock included in the Pledged Equity Interests owned by such Grantor (including shares of Capital Stock in respect of which such Grantor owns a Security Entitlement), to the extent applicable, have been duly authorized and validly issued and are fully paid and non-assessable.  Other than as set forth on Schedule 1, none of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person.  Except as otherwise expressly permitted in the Credit Agreement, such Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(f)      Such Grantor owns all its Collateral, free and clear of any Lien other than Permitted Liens.

(g)      Such Grantor has not performed any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that could reasonably be expected to limit the Collateral Agent in any such enforcement.  No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens or as otherwise consented to by the Majority Lenders (such consent not to be unreasonably withheld or delayed).  After the Closing Date, no Collateral owned by such Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

(h)      The Transaction Liens on all Personal Property Collateral owned by such Grantor (x) have been validly created, (y) will attach to each item of such Collateral on the Closing Date (or, if such Grantor first obtains rights thereto on a later date, on such later date) and (z) when so attached, will secure all the Obligations and/or such Grantor’s Guarantee, as the case may be.

(i)      When the relevant Mortgages have been duly executed and delivered, the Transaction Liens on all Real Property Collateral owned by such Grantor as of the Closing Date will have been validly created and will secure all the Obligations and/or such Grantor’s Guarantee, as the case may be.  When such Mortgages have been duly recorded, such Transaction Liens will rank prior to all other Liens (except Permitted Liens) on such Real Property Collateral.

(j)      Such Grantor has delivered a Perfection Certificate to the Collateral Agent and the Lenders.  With respect to each Original Grantor, information set forth therein is correct and complete as of the Closing Date. Within 30 days after the Closing Date, such Original Grantor will furnish to the Lenders a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Personal Property Collateral.

(k)      When UCC financing statements describing the Personal Property Collateral as “all personal property” have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Personal Property Collateral owned by such Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein (except Permitted Liens). When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 6(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Grantor in its Recordable Intellectual Property and Licenses to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein (except Permitted Liens).  Except for (x) the filing of such UCC financing statements, (y) such Intellectual Property Filings and (z) the due recordation of the Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.

(l)      Such Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(m)        Such Grantor’s Collateral is insured as required by Section 5.06 of the Credit Agreement.

(n)      All of such Grantor’s Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

SECTION 5.  Further Assurances; General Covenants.  Each Grantor covenants as follows, until all of the Obligations have been irrevocably paid in full in Cash (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted):

(a)      Such Grantor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or advisable, or that the Majority Lenders may reasonably request in writing, in order to:

(i)      create, preserve, perfect, confirm or validate the Transaction Liens on such Grantor’s Collateral;

(ii)      in the case of Pledged Deposit Accounts, Pledged Investment Property and Pledged Letter-of-Credit Rights, cause the Collateral Agent to have Control thereof;

(iii)                 enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv)                 enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Grantor’s Collateral.

Such Grantor authorizes the Collateral Agent (and any designees of the Collateral Agent (including any Lender) on behalf of the Collateral Agent) to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Majority Lenders may deem necessary or advisable for the purposes set forth in the preceding sentence.  Each Grantor also ratifies its authorization for the Collateral Agent (and any designees of the Collateral Agent (including any Lender) on behalf of the Collateral Agent) to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  The Collateral Agent and any designees of the Collateral Agent (including any Lender) are further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b)      Such Grantor will not (x) change its name or organizational form or structure, (y) change its location (determined as provided in UCC Section 9-307) nor (z) except as otherwise expressly permitted under the Loan Documents, become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent and the Lenders at least 20 days prior notice.

(c)      If any portion of its Collateral with an aggregate value in excess of $250,000 is in the possession or control of a warehouseman, bailee or agent at any time, such Grantor will notify the Collateral Agent and the Lenders within 10 days of such Person obtaining such possession and (w) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (x) instruct such warehouseman, bailee or agent to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (y) cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Collateral Agent’s benefit and (z) make such Authenticated Record available to the Collateral Agent.

(d)      Such Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Grantor may do any of the foregoing unless (x) doing so would violate a covenant in the Credit Agreement or (y) an Event of Default shall have occurred and be continuing. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party.  The Collateral Agent will, at the Borrower’s expense, execute and deliver to the relevant Grantor such documents as such Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

(e)      Such Grantor will, promptly upon request from the Majority Lenders, provide to the Collateral Agent all instruments and documents (including legal opinions, title insurance policies, flood insurance, consulting engineer’s reports, environmental site assessment reports, other environmental reports, surveys, landlord consents and lien searches) and all other information and evidence concerning such Grantor’s Collateral (including as to the perfection and priority status of each such security interest and Lien) that the Majority Lenders may reasonably request in writing from time to time to enable the Collateral Agent to enforce the provisions of the Security Documents.

SECTION 6.  Recordable Intellectual Property.  Each Grantor covenants as follows:

(a)      On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by, or licensed to, such Grantor.  Within 30 days after each December 31 and June 30 thereafter, it will sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement covering any Recordable Intellectual Property owned by, or licensed to, such Grantor on such December 31 or June 30 that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.  In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b)      Such Grantor will notify the Collateral Agent and the Lenders promptly if it knows that any application or registration relating to any material Recordable Intellectual Property or Licenses owned by or licensed to such Grantor has or is reasonably expected to become abandoned or dedicated to the public (other than due to expiration), or of any material adverse determination or development (including the institution of, or any adverse determination in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of, or rights to, such Recordable Intellectual Property or Licenses, its right to register or patent the same, or its right to keep and maintain the same.  If any of such Grantor’s rights to any material Recordable Intellectual Property are determined by Grantor (acting in good faith) to be infringed, misappropriated or diluted by a third party, such Grantor will notify the Collateral Agent and the Lenders within 30 days after it makes such determination and will, unless such Grantor shall reasonably determine that such action would be of negligible value, economic or otherwise, promptly sue or not sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such material Recordable Intellectual Property.

(c)      Upon the occurrence and during the continuance of any Default or Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each material Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

SECTION 7.  Investment Property.  Each Grantor represents, warrants and covenants as follows:

(a)      Certificated Securities.  On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Grantor.  Thereafter, whenever such Grantor acquires any other certificate representing a Pledged Certificated Security, such Grantor will promptly deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 7(j) in the case of Equity Interests in any Excluded Domestic Subsidiary and voting Equity Interests in an Excluded Foreign Subsidiary.

(b)      Uncertificated Securities.  On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  Thereafter, whenever such Grantor acquires any other Pledged Uncertificated Security, such Grantor will promptly (and in any event within three Business Days from the acquisition thereof) enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  The provisions of this subsection are subject to the limitation in Section 7(j) in the case of Equity Interests in any Excluded Domestic Subsidiary and voting Equity Interests in an Excluded Foreign Subsidiary.

(c)      Security Entitlements.  On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will, with respect to each Security Entitlement then owned by it, other than with respect to Cash Security Entitlements in an aggregate amount not to exceed $250,000, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same).  Thereafter, whenever such Grantor acquires any other Security Entitlement, other than with respect to Cash Security Entitlements in an aggregate amount not to exceed $250,000, such Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.

(d)           Perfection as to Certificated Securities.  When such Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 7(h) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others (other than Permitted Liens), (ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) assuming the Collateral Agent does not have notice of any adverse claim to such Perfected Certificated Security (it being understood and agreed that as of the Closing Date, the Collateral Agent does not have notice of any adverse claim to such Perfected Certificated Security), the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8 303) thereof.

(e)           Perfection as to Uncertificated Securities.  When such Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others (other than Permitted Liens), (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) assuming the Collateral Agent does not have notice of any adverse claim to such Perfected Uncertificated Security (it being understood and agreed that as of the Closing Date, the Collateral Agent does not have notice of any adverse claim to such Perfected Uncertificated Security), the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8 303) thereof.

(f)           Perfection as to Security Entitlements.  So long as the Financial Asset underlying any Security Entitlement owned by such Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) assuming the Collateral Agent acquires its Security Entitlement with respect thereto without notice of any adverse claim thereto (it being understood and agreed that as of the Closing Date, the Collateral Agent does not have notice of any adverse claim to such Security Entitlement), no action based on an adverse claim to such Security Entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent.

(g)      Agreement as to Applicable Jurisdiction.  In respect of all Security Entitlements owned by such Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

(h)      Delivery of Pledged Certificates.  All certificates representing Pledged Certificated Securities, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Majority Lenders.

(i)           Communications.  Each Grantor will promptly give to the Collateral Agent copies of any notices and other communications (other than ministerial or other immaterial notices and other communications) received by it with respect to (i) Pledged Securities registered in the name of such Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Grantor is the Entitlement Holder.

(j)      Excluded Domestic Subsidiaries; Excluded Foreign Subsidiaries.  A Grantor will not be obligated to comply with the provisions of this Section 7 at any time with respect to (i) any Equity Interest in an Excluded Domestic Subsidiary and (ii) any voting Equity Interest in an Excluded Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time as an Excluded Asset and/or the comparable provisions of one or more Guarantee and Collateral Agreement Supplements.

(k)      Certification of Limited Liability Company and Partnership Interests.  Any limited liability company and any partnership controlled by any Grantor shall either (x) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (y) certificate any Equity Interests in any such limited liability company or such partnership.  To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 7(a) and such Grantor shall fulfill all other requirements under Section 7 applicable in respect thereof.

(l)      Compliance with Applicable Foreign Laws.  If and so long as the Collateral includes any Equity Interest in a legal entity organized under the laws of a jurisdiction outside the United States that is required to be pledged to the Collateral Agent pursuant to a Foreign Pledge Agreement in accordance with the terms of the Credit Agreement, the relevant Grantor will upon reasonable request of the Majority Lenders take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens and rights of others therein (other than Permitted Liens).

SECTION 8.  Deposit Accounts.  Each Grantor represents, warrants and covenants as follows:

(a)      All cash owed by such Grantor required to be deposited into an Account subject to a Control Agreement pursuant to Section 5.12 of the Credit Agreement will be deposited promptly after the receipt thereof into one or more Controlled Deposit Accounts (it being understood and agreed that no Grantor shall be required to subject any Excluded Account to a Control Agreement).

(b)      [Reserved].

(c)      So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges, any uncollected funds previously credited thereto and other customary depository fees and expenses and the Depositary Bank’s Lien with respect thereto).

SECTION 9.  Cash Collateral Accounts.  If and when required for purposes hereof or of any other Loan Document, the Collateral Agent will establish with respect to each Grantor an account (its “Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Grantor that are to be deposited therein pursuant to the Loan Documents shall be deposited from time to time.  Funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Grantor shall request from time to time; provided that if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such Cash Equivalents.  Subject to Section 15, withdrawal of funds on deposit in any Cash Collateral Account shall be permitted if, as and when expressly so provided in or in respect of the applicable provision of the Loan Documents pursuant to which such Cash Collateral Account was required to be established.

SECTION 10.  Commercial Tort Claims.  Each Grantor represents, warrants and covenants as follows:

(a)      In the case of an Original Grantor, Schedule 3 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Commercial Tort Claim with a value in excess of $500,000 with respect to which such Original Grantor is the claimant as of the Closing Date.  In the case of any other Grantor, Schedule 3 to its Guarantee and Collateral Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Commercial Tort Claim with a value in excess of $500,000 with respect to which such Grantor is the claimant as of the date on which it signs and delivers such Guarantee and Collateral Agreement Supplement.

(b)      If any Grantor acquires a Commercial Tort Claim with a value in excess of $500,000 after the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will promptly sign and deliver to the Collateral Agent a Guarantee and Collateral Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Collateral Agent for the benefit of the Secured Parties.

SECTION 11.  Transfer Of Record Ownership.  At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee.  Each Grantor will take any and all actions reasonably requested by the Majority Lenders to facilitate compliance with this Section 11.  If the provisions of this Section 11 are implemented, Section 7(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Collateral Agent or its nominee.  The Collateral Agent will promptly give to the relevant Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.

SECTION 12.  Right to Vote Securities.  (a) Unless an Event of Default shall have occurred and be continuing, each Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Grantor, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Majority Lenders.

(b)      If an Event of Default shall have occurred and be continuing, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent will have the exclusive right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent had an interest therein identical to that of the applicable Grantor, and each Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

SECTION 13.  Certain Cash Distributions.  Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 9.  Cash Distributions with respect to any Pledged Equity Interest or Pledged Indebtedness that is not held in a Collateral Account (whether held in the name of a Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, promptly upon receipt thereof, in a Controlled Deposit Account of the relevant Grantor; provided that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may deposit, or direct the recipient thereof to deposit, each such Cash Distribution in the relevant Grantor’s Cash Collateral Account.

SECTION 14.  Remedies upon Event of Default.  (a) If an Event of Default shall have occurred and be continuing, and subject to the terms of the Credit Agreement and the other Loan Documents, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b)      Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral.  To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Majority Lenders, which may be withheld in their reasonable discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Obligations as a credit on account of the purchase price of any Collateral payable at such sale.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c)      If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with Section 15 hereof.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.

(d)      Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as (and if) required by applicable law or Section 17.

(e)      For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software used for the compilation or printout thereof; provided that, with respect to any Collateral consisting of Trademarks, the applicable Grantor shall have such rights of quality control which are necessary under applicable law to maintain the validity and enforceability of such Trademarks.  The use of such license by the Collateral Agent may be exercised only upon the occurrence and during the continuation of an Event of Default; provided, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

(f)      The foregoing provisions of this Section shall apply to Real Property Collateral only to the extent permitted by applicable law and contemplated by the provisions of any applicable Mortgages; provided that the foregoing provisions of this Section shall also apply to Fixtures to the extent such Fixtures are governed by Article 9 of the UCC.

SECTION 15.  Application of Proceeds.  (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

                 first,to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent and the Administrative Agent pursuant to Section 16 or pursuant to Sections 2.03(b) and 9.05 of the Credit Agreement;

                 second,to pay ratably all interest (including Post-Petition Interest) on and fees in respect of the Obligations payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

                 third,to pay the unpaid principal of the Obligations ratably (or provide for the payment thereof pursuant to Section 15(b)), until payment in full of the principal of all Obligations shall have been made (or so provided for);

                 fourth,to pay all other Obligations ratably (or provide for the payment thereof pursuant to Section 15(b)), until payment in full of all such other Obligations shall have been made (or so provided for); and

                 finally,to pay to the relevant Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Subsidiary Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2(i).  The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)        If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 15(b), be payable pursuant to Section 15(a) in respect of a Contingent Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Obligation if then ascertainable.  If the holder of such Contingent Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution.  If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Obligation were outstanding in such maximum ascertainable amount.  However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Obligation, but instead will hold such monies or invest such monies in Cash Equivalents.  All such monies and Cash Equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 15(b) rather than Section 15(a).  The Collateral Agent will hold all such monies and Cash Equivalents and the net proceeds thereof in trust until all or part of such Contingent Obligation becomes a Non-Contingent Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Obligation; provided that, if the other Obligations theretofore paid pursuant to the same clause of Section 15(a) (i.e., clause second or fourth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Obligation as the percentage of such other Obligations theretofore paid pursuant to the same clause of Section 15(a).  If (i) the holder of such Contingent Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 15(b) in respect of such Contingent Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 15(a).

(c)      In making the payments and allocations required by this Section 15, the Collateral Agent may rely upon information supplied to it pursuant to Section 19(c).  All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

SECTION 16.  Fees and Expenses; Indemnification.  (a) Each Grantor agrees, jointly and severally, promptly upon demand, to pay to the Collateral Agent:

(i)      the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii)      the amount of any and all reasonable and documented or invoiced out-of-pocket fees and expenses (including transfer taxes and reasonable fees and expenses of counsel and other experts) incurred by the Collateral Agent (or its Affiliates) and the Lenders, in each case in connection with (x) the preparation, administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or (z) the enforcement or protection of its rights in, or the exercise of its rights or powers under, the Security Documents (including the collection, sale or other disposition of any Collateral), including the reasonable fees, charges and disbursements of one primary counsel to the Majority Lenders and one primary counsel to the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of a single counsel in each appropriate jurisdiction (including local Dutch counsel and which may also include a single special counsel acting in multiple jurisdictions) for each of (x) the Majority Lenders and (y) the Collateral Agent (and its Affiliates) (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person);

(iii)                 the amount of any fees that the Borrower shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

(iv)                 the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, claim, damage, liability and reasonable and documented or invoiced out-of-pocket fees and expense (including the reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, claim, damage, liability, fee or expense are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Collateral Agent or any of its controlled Affiliates, in each case acting at the direction of the Collateral Agent, or breach in bad faith of any duty that the Collateral Agent has under this Agreement (after giving effect to Section 18).  Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Loans under Section 2.06(a) of the Credit Agreement for such day.

(b)      If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrower will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c)      Each Grantor agrees, jointly and severally, to indemnify the Secured Parties and each Related Party of the Secured Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities in each case on the terms and conditions set forth in Section 9.05 of the Credit Agreement.

SECTION 17.  Authority to Administer Collateral.

(a)      Each Grantor irrevocably appoints the Collateral Agent as its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral:

(i)      to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(ii)      to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii)                 to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent had an interest therein identical to that of the applicable Grantor, and

(iv)                 to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (x) contain the information specified in UCC Section 9-613, (y) be Authenticated and (z) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided, further, that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

(b)      Notwithstanding anything to the contrary herein, the foregoing provisions of this Section shall apply to Real Property Collateral only to the extent permitted by applicable law and contemplated by the provisions of any applicable Mortgage; provided that the foregoing provisions of this Section 17 shall also apply to Fixtures to the extent such Fixtures are governed by Article 9 of the UCC.

SECTION 18.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

SECTION 19.  General Provisions Concerning the Collateral Agent.

(a)      The provisions of Article 8 of the Credit Agreement shall inure to the benefit of the Administrative Agent and the Collateral Agent, to the extent provided for therein, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents.  Without limiting the generality of the foregoing, (i) the Administrative Agent and the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent and the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Administrative Agent and the Collateral Agent are required in writing to exercise by the Majority Lenders, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent and the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Grantor that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity.  The Administrative Agent and the Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents.  The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Secured Party.

(b)      Sub-Agents and Related Parties.  The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it.  The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties.  The exculpatory provisions of Section 18 and this Section 19 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

(c)      Information as to Obligations and Actions by Secured Parties.  For all purposes of the Security Documents, including determining the amounts of the Obligations and whether an Obligation is a Contingent Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Lenders, their Obligations and actions taken by them, (ii) any Secured Party for information as to its Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(d)      Refusal to Act.  The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

SECTION 20.  Termination of Transaction Liens; Release of Collateral.  (a) The Transaction Liens granted by each Guarantor shall terminate when its Guarantee is released pursuant to Section 2(c).

(b)      The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.

(c)      At any time before the Transaction Liens granted by the Borrower terminate, the Collateral Agent may, at the written request of the Borrower, (i) release any Collateral pursuant to Section 5(d),  (ii) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Majority Lenders or (iii) release all or substantially all the Collateral with the prior written consent of all Lenders.

(d)      Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be, and to terminate Control Agreements, landlord access agreements, bailee and similar letters and similar third party agreements with respect to the released Collateral.

SECTION 21.  Additional Guarantors and Grantors.  Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Guarantee and Collateral Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Grantor” as defined herein.

SECTION 22.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.02 of the Credit Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Borrower, shall be given to it in care of the Borrower.

SECTION 23.  No Implied Waivers; Remedies Not Exclusive.  No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 24.  Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties.  If all or any part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on the Grantors and their respective successors and assigns.

SECTION 25.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Grantors and the Collateral Agent, with the consent of the Majority Lenders.  No such waiver, amendment or modification shall (i) be binding upon any Grantor, except with its written consent or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

SECTION 26.  Choice of Law.  THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS AND THE RIGHTS AND THE OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY MORTGAGE OR OTHER SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE SECURED PARTIES IN THE JURISDICTION IN WHICH THE RELEVANT MORTGAGED PROPERTY OR COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY GRANTOR, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS (EXCEPT AS SET FORTH IN THE PARENTHETICAL ABOVE).  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT.

SECTION 27.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 27.

SECTION 28.  Severability.  If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RETROPHIN, INC., as Borrower
By:
Name:
Title:

[Signature Page – Guarantee and Collateral Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent
By:
Name:
Title:

[Signature Page – Guarantee and Collateral Agreement]

Guarantors:

RETROPHIN THERAPEUTICS I, INC.
By:
Name:
Title:

RETROPHIN THERAPEUTICS II, INC.
By:
Name:
Title:

MANCHESTER PHARMACEUTICALS LLC
By:
Name:
Title:

KYALIN BIOSCIENCES INC.
By:
Name:
Title:

[Signature Page – Guarantee and Collateral Agreement]

RETROPHIN PHARMACEUTICAL, INC.
By:
Name:
Title:

[Signature Page – Guarantee and Collateral Agreement]

EXHIBIT A
to Guarantee and Collateral Agreement

GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT dated as of _______, ____, between [NAME OF GRANTOR] (the “Grantor”) and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.

WHEREAS, Retrophin, Inc., (the “Borrower”), the Guarantors that are parties thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, are parties to a Guarantee and Collateral Agreement dated as of June 30, 2014 (as heretofore amended and/or supplemented, the “Guarantee and Collateral Agreement”) under which the Borrower secures certain of their obligations under and in connection with the Credit Agreement (the “Obligations”) and the Guarantors guarantee the Obligations and secure their respective guarantees thereof;

WHEREAS, [name of Grantor] [desires to become] [is] a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder;1 and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Guarantee.2 The Grantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise).  The Grantor acknowledges that, by signing this Guarantee and Collateral Agreement Supplement and delivering it to the Collateral Agent, the Grantor becomes a “Guarantor” and “Grantor” for all purposes of the Guarantee and Collateral Agreement and that its obligations under the foregoing Guarantee are subject to all the provisions of the Guarantee and Collateral Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.
___________________

1  If the Grantor is the Borrower, delete this recital and Section 1 hereof.
2  Delete this Section if the Grantor is the Borrower or a Guarantor that is already a party to the Guaranty and Collateral Agreement.

2.      Grant of Transaction Liens. (a) In order to secure [its Guarantee]  [the Obligations] , the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral]5

(b)      With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)      The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

3.      Delivery of Collateral.  Concurrently with delivering this Guarantee and Collateral Agreement Supplement to the Collateral Agent, the Grantor is complying with the provisions of Section 7 of the Guarantee and Collateral Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

4.      Party to Guarantee and Collateral Agreement.  Upon delivering this Guarantee and Collateral Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Guarantee and Collateral Agreement and will thereafter have all the rights and obligations of a Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.6

___________________
3  Delete bracketed words if the Grantor is the Borrower.

4  Delete bracketed words if the Grantor is a Guarantor.

5  If the Grantor is not already a party to the Guaranty and Collateral Agreement, clauses (i) through (xvi) of, and the proviso to, Section 3(a) of the Guaranty and Collateral Agreement may be appropriate.

5.      Representations and Warranties.  (a) The Grantor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(b)      The Grantor has delivered a Perfection Certificate to the Lenders.  The information set forth therein is correct and complete as of the date hereof.  Within 30 days after the date hereof, the Grantor will furnish to the Lenders a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

(c)      The execution and delivery of this Guarantee and Collateral Agreement Supplement by the Grantor and the performance by it of its obligations under the Guarantee and Collateral Agreement as supplemented hereby are within its organizational powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements and Intellectual Property Filings) and do not violate, conflict with or cause a breach or a default under, any provision of applicable law or regulation or of its Organizational Documents, or of any Material Contract to which the Grantor is a party or by which the Grantor is bound or to which the Grantor or any of its assets are subject, or any Statute or Order to which the Grantor or any of its assets are subject or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d)      The Guarantee and Collateral Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e)      Each of the representations and warranties set forth in Sections 4 through 11 of the Guarantee and Collateral Agreement is true, in all material respects, as applied to the Grantor and the New Collateral.  For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Guarantee and Collateral Agreement shall be deemed to refer to the corresponding Schedules to this Guarantee and Collateral Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Closing Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Guarantee and Collateral Agreement Supplement.
_________________
6  Delete Section 4 if the Grantor is already a party to the Guaranty and Collateral Agreement.

6.      Governing Law.  This Guarantee and Collateral Agreement Supplement and any claim, controversy or dispute arising under or related to this Guarantee and Collateral Agreement (including, without limitation, any claims sounding in contract law or tort law arising out of the subject matter hereof) shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Collateral Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT B
to Guarantee and Collateral Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright
Applications and Copyright Licenses)

COPYRIGHT SECURITY AGREEMENT, dated as of _________, ____, between [NAME OF GRANTOR], a _________ corporation1 (herein referred to as the “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.

WHEREAS, the Grantor owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, Retrophin, Inc. (the “Borrower”), the Lenders that are parties thereto, and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, are parties to a Credit Agreement dated as of June 30, 2014 (as amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of June 30, 2014 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the Guarantors that are parties thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has [secured certain of its obligations (the “Obligations”)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Guarantee”)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in certain personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below); and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;
___________________

1  Modify as needed if the Grantor is not a corporation.

2  Delete these bracketed words if the Grantor is a Guarantor.

3  Delete these bracketed words if the Grantor is the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor confirms the grant to the Grantee, to secure the [Obligations] [Grantor’s Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)      each Copyright owned by the Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

(ii)      each Copyright License to which the Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

(iii)                 all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Grantor and identified in Schedule 1), and all rights and benefits of the Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1);

provided that the Excluded Assets shall be excluded from the foregoing security interest.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing is a confirmation of the security interest granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement.  The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral confirmed hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any of the provisions of the Copyright Security Agreement are deemed to conflict with any of the provisions of the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]
By:
Name:
Title:

Acknowledged:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT C
to Guarantee and Collateral Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

PATENT SECURITY AGREEMENT, dated as of _________, ____, between [NAME OF GRANTOR], a _________ corporation1 (herein referred to as the “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.

WHEREAS, the Grantor owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, Retrophin, Inc. (the “Borrower”), the Lenders that are parties thereto, and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, are parties to a Credit Agreement dated as of June 30, 2014 (as amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of June 30, 2014 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the Guarantors that are parties thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Patent Security Agreement), the Grantor has [secured certain of its obligations (the “Obligations”)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Guarantee”)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in certain personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Patent Collateral (as defined below); and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;
_________________
1  Modify as needed if the Grantor is not a corporation.

2  Delete these bracketed words if the Grantor is a Guarantor.

3  Delete these bracketed words if the Grantor is the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor confirms the grant to the Grantee, to secure the [Obligations] [Grantor’s Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)      each Patent owned by the Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii)      each Patent License to which the Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(iii)     all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Patent owned by the Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto);

provided that the Excluded Assets shall be excluded from the foregoing security interest.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is a confirmation of the security interest granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement.  The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral confirmed hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any of the provisions of the Patent Security Agreement are deemed to conflict with any of the provisions of the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT D
to Guarantee and Collateral Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark
Applications and Trademark Licenses)

TRADEMARK SECURITY AGREEMENT, dated as of _________, ____, between [NAME OF GRANTOR], a _________ corporation1 (herein referred to as the “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.

WHEREAS, the Grantor owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, Retrophin, Inc. (the “Borrower”), the Lenders that are parties thereto, and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, are parties to a Credit Agreement dated as of June 30, 2014 (as amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of June 30, 2014 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the Guarantors that are parties  thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Trademark Security Agreement), the Grantor has [secured certain of its obligations (the “Obligations”)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Guarantee”)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Trademark Collateral (as defined below); and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;
_____________________
1  Modify as needed if the Grantor is not a corporation.
2  Delete these bracketed words if the Grantor is a Guarantor.
3  Delete these bracketed words if the Grantor is the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor confirms the grant to the Grantee, to secure the [Obligations] [Grantor’s Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)      each Trademark (except for any Trademark that constitutes an Excluded Asset) owned by the Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

(ii)      each Trademark License to which the Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto; and

(iii)                 all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing;

provided that the Excluded Assets shall be excluded from the foregoing security interest.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing is a confirmation of the security interest granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement.  The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral confirmed hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any of the provisions of the Trademark Security Agreement are deemed to conflict with any of the provisions of the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT E
to Guarantee and Collateral Agreement

PERFECTION CERTIFICATE

June 30, 2014

With reference to the Guarantee and Collateral Agreement dated as of the date hereof among RETROPHIN, INC. (the “Borrower”), a Delaware corporation, U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) and the Guarantors (together with the Borrower, collectively the “Grantors” and, individually a “Grantor”) (the “Guarantee and Collateral Agreement”), each Grantor hereby certifies as follows (capitalized terms used but not defined herein shall have the meaning assigned to such term in the Guarantee and Collateral Agreement):

Section 1.                      Legal Names, Organizations and Jurisdictions of Organization.  (a) Set forth on Schedule 1(a) is the exact legal name, the type of organization and the jurisdiction of organization or formation, as applicable, of each Grantor.

(b) Except as set forth on Schedule 1(b), no Grantor has, within the past five years, changed its legal name, jurisdiction of organization or its corporate structure in any way (e.g., by merger or consolidation with any other Person or acquired all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) another Person (other than any other Grantor)).

(c)           Set forth on Schedule 1(c) is each trade name or assumed name used by any Grantor during the past five years or by which any Grantor has been known or has transacted any business during the past five years.

Section 2.                      Organizational and Federal Taxpayer Identification Numbers.  Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Grantor, (ii) the organizational identification number, if any, assigned by such jurisdiction, (iii) the address (including street address, city, county and state) of the chief executive office of such Grantor or the registered office of such Grantor, if applicable, at any time in the past five years and (iv) the U.S. federal taxpayer identification number of each Grantor.

Section 3.                      Acquisitions of Equity Interests or Assets.  Except as set forth on Schedule 3, no Grantor has acquired any equity interests of another entity or substantially all the assets of another entity within the past five years.

Section 4.                      UCC Filings; Authorization to File Financing Statements.  (a) Financing statements have been prepared for filing by counsel to the Majority Lenders in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located.  Set forth on Schedule 4 is a true and correct list of each such filing and the Uniform Commercial Code filing office in which such filing is to be made.

(b)           Each Grantor, to the extent permitted by applicable law, hereby authorizes the Collateral Agent (or the Majority Lenders on behalf of the Collateral Agent) to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted or to be granted to the Collateral Agent for the benefit of the Secured Parties.  Such financing statements may describe the collateral in the same manner as described in the agreement granting a security interest or may contain an indication or description of collateral that describes such property in any other manner as the Majority Lenders may determine, in their reasonable discretion, is necessary or advisable to ensure the perfection of the security interest in the collateral granted or to be granted to the Collateral Agent for the benefit of the Secured Parties, including, without limitation, describing such property as “all assets” or “all personal property.”

Section 5.                      Real Property. Set forth on Schedule 5 is a true and correct list of (i) all real property owned, leased or otherwise held by each Grantor as of the Closing Date, (ii) all real property to be encumbered by a Mortgage and fixture filing, which real property includes all real property owned by each Grantor as of the Closing Date with a Fair Market Value equal to or greater than $1,000,000, (iii) the common names, addresses and uses of each Mortgaged Property, and (iv) the county or other jurisdiction in which a Mortgage and, if applicable, a fixture filing on each Mortgage is to be recorded and/or filed.

Section 6.                      Tangible Personal Property.  Set forth on Schedule 6 are all the locations where any Grantor currently maintains any of its tangible personal property (including goods, inventory and equipment), including property in the possession of a third party (e.g., warehouseman or other bailee) to the extent not provided pursuant to Section 5 above.

Section 7.                      Investment-Related Property.  Set forth on Schedule 7 is a true and correct list, for each Grantor, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of the Borrower or any Subsidiary or (to the extent such Equity Interest is certificated) of any other Person owned, beneficially or of record, by such Grantor, specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Equity Interests and setting forth the percentage of such Equity Interests pledged under the Security Documents.

Section 8.                      Debt Instruments.  Set forth on Schedule 8 is a true and correct list, for each Grantor, of all promissory notes and other instruments held by such Grantor that are required to be pledged under the Security Documents, including all intercompany notes between or among the Borrower and the Subsidiaries, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

Section 9.                      Intellectual Property.  (a) Set forth on Schedule 9(a) is a true and correct list, for each Grantor, of all Patents and Patent applications owned by such Grantor (except, for the avoidance of doubt, as otherwise indicated on Schedule 9(a)), including the name of the owner, title, registration or application number of any registrations or applications.

(b)           Set forth on Schedule 9(b) is a true and correct list, for each Grantor, of all Trademark and service mark registrations and applications owned by such Grantor (other than intent-to-use Trademark and service mark applications), including the name of the registered owner and the registration or application number of any registrations and applications.

(c)           Set forth on Schedule 9(c) is a true and correct list, for each Grantor, of all Copyright registrations and applications owned by such Grantor, including the name of the registered owner, title and the registration number of any Copyright registrations.

(d)           Set forth on Schedule 9(d) is a true and correct list, for each Grantor, of all exclusive Copyright Licenses under which such Grantor is a licensee, including the name and address of the licensor under such exclusive Copyright License and the name of the registered owner, title and the registration or serial number of any copyright registration to which such exclusive Copyright License relates.

Section 10.                      Commercial Tort Claims.  Set forth on Schedule 10 is a true and correct list of Commercial Tort Claims held by any Grantor, including a brief description thereof.

Section 11.                      Letter of Credit Rights.  Set forth on Schedule 11 is a true and correct list of all letters of credit issued in favor of any Grantor, as beneficiary thereunder.

Section 12.                      Securities Accounts.  Set forth on Schedule 12 is a true and correct list of all securities accounts in which any Grantor maintains securities or other similar assets.

Section 13.                      Deposit Accounts.  Set forth below on Schedule 13 is a true and correct list of all deposit accounts of each Grantor.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Perfection Certificate to be executed as of the date first written above by its officer thereunto duly authorized.

Retrophin, Inc.

By:__________________________
Name:
Title:

Retrophin Therapeutics I, Inc.

By:____________________________
Name:
Title:

Retrophin Therapeutics II, Inc.

By:_____________________________
Name:
Title:

Manchester Pharmaceuticals, LLC

By:__________________________
Name:
Title:

Kyalin Biosciences Inc.

By:__________________________
Name:
Title:

[Signature Page to Perfection Certificate]

Retrophin Pharmaceutical, Inc.

By:__________________________
Name:
Title:

[Signature Page to Perfection Certificate]

EXHIBIT F
to Guarantee and Collateral Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of ______, _____ among _____________ (the “Grantor”), U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the benefit of the Secured Parties (the “Secured Party”), and _________ (the “Issuer”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of organization].

W I T N E S S E T H :

WHEREAS, the Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to a Guarantee and Collateral Agreement dated as of June 30, 2014 (as such agreement may be amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”), the Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Grantor in, to and under the Securities, whether now existing or hereafter arising;

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities; and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Nature of Securities.  The Issuer confirms that (x) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (y) the Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2.  Instructions.  The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Grantor or any other person.  The Grantor consents to the foregoing agreement by the Issuer.

Section 3.  Waiver of Lien; Waiver of Set-off.  The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities.  The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4.  Choice of Law.  This Issuer Control Agreement and any claim, controversy or dispute arising under or related to this Issuer Control Agreement (including, without limitation, any claims sounding in contract law or tort law arising out of the subject matter hereof) shall be construed in accordance with and governed by the laws of the State of New York.

Section 5.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Issuer and the Grantor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Grantor thereof.

Section 8.  Maintenance of Securities.  In addition to, and not in lieu of, the obligation of the Issuer to honor instructions of the Secured Party as agreed in Section 2 hereof, the Issuer agrees as follows:

(i)      Grantor Instructions; Notice of Exclusive Control.  So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Grantor or any duly authorized agent of the Grantor in respect of the Securities.  After the Issuer receives a written notice in the form of Exhibit A hereto from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”) the Issuer will cease complying with instructions of the Grantor or any of its agents.

(ii)      Non-Cash Dividends and Distributions.  The Issuer shall deliver to the Secured Party all non-cash dividends, interest and other non-cash distributions paid or made upon or with respect to the Securities.

(iii)                 Voting Rights.  Until the Issuer receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv)                 Statements and Confirmations.  The Issuer will promptly send copies of all material statements and other material correspondence concerning the Securities simultaneously to each of the Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

(v)      Tax Reporting.  All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

Section 9.  Representations, Warranties and Covenants of the Issuer.  The Issuer makes the following representations, warranties and covenants:

(i)      This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

(ii)      The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person other than the Secured Party relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person.  The Issuer has not entered into any other agreement with the Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (x) when delivered to such party at its address specified below, (y) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (z) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

[Grantor:

Secured Party:

Issuer:]

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.  Termination.  The rights and powers granted herein to the Secured Party (x) have been granted in order to perfect the Transaction Lien, (y) are powers coupled with an interest and (z) will not be affected by any bankruptcy of the Grantor or any lapse of time.  The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Guarantee and Collateral Agreement.

Section 13.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF GRANTOR]
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

[NAME OF ISSUER]
By:
Name:
Title:

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Issuer]

Attention: ________________________

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Issuer Control Agreement dated as of ______, ____ among [name of Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of [name of Grantor] (the “Securities”).  You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Grantor].

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

cc: [name of Grantor]